FOLEY & LARDNER

                                ATTORNEYS AT LAW


CHICAGO                          FIRSTAR CENTER                       SACRAMENTO
DENVER                     777 EAST WISCONSIN AVENUE                   SAN DIEGO
JACKSONVILLE            MILWAUKEE, WISCONSIN 53202-5367            SAN FRANCISCO
LOS ANGELES                 TELEPHONE (414) 271-2400                 TALLAHASSEE
MADISON                     FACSIMILE (414) 297-4900                       TAMPA
MILWAUKEE                                                       WASHINGTON, D.C.
ORLANDO                                                          WEST PALM BEACH
                             CLIENT/MATTER NUMBER
                                  065407/0101


                               _____________, 2000


Golden Gate Fund, Inc.
100 Larkspur Landing Circle
Suite 102
Larkspur, California 94939-1703

Gentlemen:

          We have acted as counsel for Golden Gate Fund, Inc. in connection with the preparation of a Registration Statement on Form N-1A relating to the sale by you of an indefinite amount of shares of common stock, par value $0.0001 per share of Golden Gate Fund, Inc. (such common stock being hereinafter referred to as the "Stock"), in the manner set forth in the Registration Statement to which reference is made. In this connection we have examined: (a) the Registration Statement on Form N-1A; (b) your Articles of Incorporation and Bylaws, as amended to date; (c) corporate proceedings relative to the authorization for issuance of the Stock; and (d) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

          Based upon the foregoing, we are of the opinion that the shares of the Stock when sold as contemplated in the Registration Statement will be legally issued, fully paid and nonassessable.

          We hereby consent to the use of this opinion as an exhibit to the Registration Statement on Form N-1A. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by
Section 7 of said Act.

                                         Very truly yours,



                                         Foley & Lardner